Exhibit 99.1

[GRAPHIC OMITTED]

CONTACT:                       -OR-         INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                     The Equity Group Inc.
Robert K. Lifton                            Adam Prior       (212) 836-9606
Chairman & CEO                              Devin Sullivan   (212) 836-9608
(212) 935-8484


      MEDIS TECHNOLOGIES AND NORTHWEST CHARGING SYSTEMS ANNOUNCE WORLDWIDE
                        DISTRIBUTION AND PURCHASE ORDER

New York,  NY - November  28,  2006 - Medis  Technologies  Ltd.  (NASDAQ:  MDTL)
("Medis") and Northwest Charging Systems Inc. ("NCS"), a power products supplier, today announced a worldwide distribution agreement to market and sell the Medis 24/7 Fuel Cell Power Pack together with an initial purchase order from Northwest for 250,000 24/7 Power Packs. NCS, is a global resources company, manufacturer and battery assembler, focused on providing engineering, design, components and production assistance to the portable power market. NCS provides Smart Battery management solutions for complex battery systems of up to 12 cells in series including safety, pack management, cell balancing, fuel gauging and charging solutions.

"We are excited to be able to offer our customers the Medis 24/7 Power Pack to meet their mobile charging needs," said Lance Chandler, CTO, of Northwest Charging Systems. "We immediately recognized that the Medis 24/7 Power Pack would be a product that would satisfy our customers requirements since we could find no other mobile charging solutions available in the market that can provide the extended runtimes that the 24/7 Power Pack allows. Medis' vision for the future aligns with NCS' as we move toward providing next generation solutions to the portable power needs of our customers. We are pleased to be a part of the Medis Distribution Program and look forward to providing this innovative and environmentally beneficial product solution to our customers."

"Northwest Charging Systems is a highly sophisticated battery solutions company which provides a valuable avenue for us to place the Medis 24/7 Power Pack at OEM companies requiring mobile power products," said Robert K. Lifton, Chairman & CEO of Medis Technologies. "We look forward to working with them on distributing the Medis 24/7 Power Pack to a variety of OEM customers throughout the world."

About Northwest Charging Systems
NCS Power, a division of Northwest Charging Systems, Inc., is a global resources company focused on providing engineering, design, components and production assistance to the portable power market. Many of its designs incorporate its patented technology that has been developed over the past 20+ years. The company provides Smart Battery management solutions from a single cell to over 12 cells in series and includes safety, pack management, cell balancing, fuel gauging and charging solutions. Its US based engineering, combined with its Asian engineering and production resources allows it to provide world class

Medis Technologies Ltd.
November 28, 2006


solutions at attractive cost, while maintaining high quality standards. Visit the company at: http://www.ncs-solutions.com.

Medis Technologies' primary focus is on direct liquid fuel cell technology. Its business strategy is to sell its products to end users through retail outlets, service providers and to the military and other markets. Medis has also developed the CellScan with many potential applications relating to disease diagnostics and chemo sensitivity. Additionally, Medis' product pipeline includes other technologies, in varying stages of development.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.

                                       ###